UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 State Highway 249, Suite 200 Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statement and Exhibits

2.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

On April 9, 2010, Mainland Resources, Inc. (the "Company") issued a press release announcing that it has appointed Amanda Millner-Fairbanks to its Advisory Committee. The Company also announced that, effective April 7, 2010, it has terminated its previously-announced contract with AGORACOM Investor Relations.

Amanda Millner-Fairbanks is currently the education editor at GOOD Magazine, a non-profit magazine and website promoting the efforts of individuals and businesses to bring positive change through individual and collaborative effort.

Ms. Millner-Fairbanks has worked in journalism since graduating from Columbia University. She began her career by working as an assistant to the executive producer for Brian Ross Investigative Unit at ABC News during the Democratic Convention of 2004.

Most recently, she worked in the editorial department of the New York Times, where she researched and authored articles on education. She was a contributor to the Washington Post Newsweek Interactive during 2007, producing and hosting a series of short profiles for video, podcast and print form.

Ms. Millner-Fairbanks worked at Newsweek for Special Projects while she interned for the publication in 2006. She has also taught in the New York City school system in the Teach for America Corps from 2003 through 2005.

Amanda Millner-Fairbanks holds a Master of Science in journalism (2006) and a Master of Arts in politics, both from the Graduate School of Journalism, Columbia University. She also holds a B.A. in Government (2003).

A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER     DESCRIPTION

99.1     Press release of Mainland Resources, Inc. dated April 9, 2010*

*            Filed herewith.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: April 9, 2010	By: /s/ William D. Thomas William D. Thomas Chief Financial Officer/Treasurer

4.